As filed with the Securities and Exchange Commission on August 4, 2011
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

GARTNER, INC.
(Exact name of registrant as specified in its charter)

Delaware	04-3099750

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O. Box 10212 56 Top Gallant Road Stamford, CT (Address of Principal Executive Offices)	06902-7700 (Zip Code)

Gartner, Inc. 2011 Employee Stock Purchase Plan

(Full title of the plan)

Lewis G. Schwartz General Counsel P.O. Box 10212 56 Top Gallant Road Stamford, CT 06902-7700

(Name and address of agent for service)

(203) 316-1111

(Telephone number, including area code, of agent for service)

Copy to: Robert D. Sanchez, Esq. Wilson Sonsini Goodrich & Rosati Professional Corporation 1700 K Street NW Washington, DC 20006 (202) 973-8800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (3)

Common Stock, $0.0005 par value, to be issued under the 2011 Employee Stock Purchase Plan:	1,396,589	$35.42	$49,468,229.82	$5,743.26

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the 2011 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of Common Stock.

(2)

Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended. The proposed maximum offering price per share of $35.42 was computed by averaging the high and low prices of a share of the Registrant’s Common Stock as reported on the New York Stock Exchange on August 1, 2011, and then discounting that offering price per share by 5%, in accordance with the terms of the 2011 Employee Stock Purchase Plan.

(3)

Amount of the registration fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended, and was determined by multiplying the Proposed Maximum Aggregate Offering Price by 0.00011610.

GARTNER, INC.
REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.	PLAN INFORMATION

          The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.	REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

          The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents and information previously filed with the Commission by Gartner, Inc. (the “Registrant”) are hereby incorporated in this Registration Statement by reference:

•	The Registrant’s Annual Report on Form 10-K for the period ended December 31, 2010, filed with the Commission on February 15, 2011;

•

The Registrant’s Quarterly Report on Form 10-Q for the period ended March 31, 2011, filed with the Commission on May 5, 2011 and the Registrant’s Quarterly Report on Form 10-Q for the period ended June 30, 2011, filed with the Commission on August 2, 2011;

•

The Registrant’s Current Reports on Form 8-K filed with the Commission on February 16, 2011, February 17, 2011, February 18, 2011, February 25, 2011, April 18, 2011, June 2, 2011, July 29, 2011 and August 2, 2011 (excluding any information furnished pursuant to Item 2.02 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 2, 2011); and

•

The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on July 6, 2005, including any amendment or report filed for the purpose of updating such description.

          In addition, all documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement (other than Current Reports on Form 8-K furnished under Item 7.01 or Item 2.02 and exhibits relating to such disclosures, unless otherwise specifically stated in such Current Report on Form 8-K), shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys’ fees) in connection with the defense or settlement of any action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of an action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) that such officer or director actually and reasonably incurred.

          Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person’s duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit. In accordance with the DGCL, Article VII of the Registrant’s Restated Certificate of Incorporation provides that, to the fullest extent permitted by the DGCL as it may be amended, no director shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

          As permitted by the DGCL, the Registrant’s Bylaws, as amended, provide that, under certain circumstances, the Registrant shall indemnify its directors and officers against all expense, liability and loss, including attorneys’ fees, actually and reasonably incurred by such persons. The Registrant has also entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law and which require that, to the extent the Registrant maintains liability insurance applicable to officers or directors, each officer and director shall be covered by such policies to the same extent as are accorded the most favorably insured of the Registrant’s officers or directors, as the case may be.

          The Registrant maintains insurance covering its directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933, as amended.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED

          Not applicable.

ITEM 8.	EXHIBITS

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Gartner, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 6, 2005).
4.2	Bylaws, as amended, of Gartner, Inc. (Incorporated by reference to Exhibit 3.II to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2007).
4.3	Form of Certificate for Common Stock as of June 2, 2005 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 6, 2005).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (Contained in Exhibit 5.1).
24.1	Power of Attorney (Contained in the signature page to the Registration Statement).
99.1	Gartner, Inc. 2011 Employee Stock Purchase Plan.

ITEM 9.	UNDERTAKINGS

          (a) The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stamford, state of Connecticut, on August 4, 2011.

GARTNER, INC.
By:	/s/ Christopher J. Lafond

Christopher J. Lafond
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Eugene A. Hall and Christopher J. Lafond, and each of them, his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to (i) act on, sign and file with the Securities and Exchange Commission any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 together with all schedules and exhibits thereto, (ii) act on, sign and file such certificates, instruments, agreements and other documents as may be necessary or appropriate in connection therewith, and (iii) take any and all actions that may be necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agent, proxy and attorney-in-fact or any of his substitutes may lawfully do or cause to be done by virtue thereof.

          In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Eugene A. Hall	Director and Chief Executive Officer (Principal Executive Officer)	August 4, 2011

Eugene A. Hall

/s/ Christopher J. Lafond	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 4, 2011

Christopher J. Lafond

/s/ Michael J. Bingle	Director	August 4, 2011

Michael J. Bingle

/s/ Richard J. Bressler	Director	August 4, 2011

Richard J. Bressler

/s/ Karen E. Dykstra	Director	August 4, 2011

Karen E. Dykstra

/s/ Anne Sutherland Fuchs	Director	August 4, 2011

Anne Sutherland Fuchs

/s/ William O. Grabe	Director	August 4, 2011

William O. Grabe

/s/ Stephen G. Pagliuca	Director	August 4, 2011

Stephen G. Pagliuca

/s/ James C. Smith	Director	August 4, 2011

James C. Smith

/s/ Jeffrey W. Ubben	Director	August 4, 2011

Jeffrey W. Ubben

EXHIBIT INDEX

Exhibit No.	Description

4.1	Restated Certificate of Incorporation of Gartner, Inc. (Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 6, 2005).
4.2	Bylaws, as amended, of Gartner, Inc. (Incorporated by reference to Exhibit 3.II to the Registrant’s Current Report on Form 8-K filed with the Commission on May 3, 2007).
4.3	Form of Certificate for Common Stock as of June 2, 2005 (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 6, 2005).
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Counsel (Contained in Exhibit 5.1).
24.1	Power of Attorney (Contained in the signature page to the Registration Statement).
99.1	Gartner, Inc. 2011 Employee Stock Purchase Plan.